EXHIBIT 99.1

FOR RELEASE 6:00 AM ET, April 27, 2023

Contact:    Robert S. Tissue, Executive Vice President & CFO

Telephone:    (304) 530-0552

Email:        rtissue@summitfgi.com

SUMMIT FINANCIAL GROUP REPORTS FIRST QUARTER 2023 EARNINGS OF $1.08 PER SHARE, FUELED BY CONTINUED LOAN AND DEPOSIT GROWTH, AND IMPROVED NET INTEREST MARGIN

Core Deposits and Loans increased 3.0% and 2.1%, respectively, during Q1 2023

MOOREFIELD, WV – April 27, 2023 (GLOBE NEWSWIRE) – Summit Financial Group, Inc. (“Company” or “Summit”) (NASDAQ: SMMF) today reported financial results for the first quarter of 2023, revealing a strong earnings performance marked by notable growth in both loans and total revenue. The Company’s continued success underscores its position as a reliable partner in the financial services industry, reflecting a sound strategy and solid operational execution.

The Company, which serves commercial and individual clients across West Virginia, the Washington D.C. metropolitan area, Virginia and Kentucky through Summit Community Bank, Inc., reported net income applicable to common shares of $13.9 million, or $1.08 per diluted share, for the first quarter of 2023, as compared to $14.9 million, or $1.16 per diluted share, for the fourth quarter of 2022 and $11.5 million, or $0.90 per diluted share, for the first quarter of 2022.

"We had a strong start to the year with impressive loan and deposit growth in the first quarter of 2023, increased tangible book value per common share, and improved net interest margin. We maintained strong credit quality and improved our provision for credit losses while achieving a low efficiency ratio through expense management,” noted H. Charles Maddy, III, President and Chief Executive Officer. “Despite challenging conditions, we remain optimistic about our growth prospects and are excited about our recent acquisition of PSB Holding Corp. and its bank subsidiary, Provident State Bank, Inc., which will enable us to expand our footprint in the Eastern Shore of Maryland and Delaware. I am confident that our bank is well-positioned to deliver long-term shareholder value through organic growth and strategic acquisitions."

Key Highlights for the First Quarter of 2023

●

Despite concerns about the banking industry’s stability of deposit bases and adequacy of liquidity levels as result of recent bank failures, Summit’s core deposits grew 3.0 percent (11.8 percent annualized) during the first quarter of 2023.

●

Total loans, excluding mortgage warehouse lines of credit and Paycheck Protection Program (“PPP”) lending, increased 2.1 percent (8.3 percent annualized) during the first quarter of 2023 and 12.5 percent since March 31, 2022.

●

Tangible book value per common share (“TBVPS”) increased $1.20 (5.5 percent or 22.1 percent annualized) to $22.90 during the first quarter of 2023. This increase was due in part to unrealized net gains on debt securities available for sale, which added $0.59 per common share (net of deferred income taxes) recorded in Other Comprehensive Income (OCI), partially offset by a decrease in the fair values of derivative financial instruments hedging against higher interest rates, totaling $0.32 per common share (net of deferred income taxes) also recorded in OCI.

●

Net interest margin (“NIM”) increased 3 basis points to 3.83 percent from the linked quarter and by 22 basis points from the prior-year quarter, driven by increased yields on interest-earning assets, which were partially offset by higher costs of deposits and other funding.

●

Total noninterest expense increased 2.9 percent to $19.4 million in the first quarter of 2023, primarily due to acquisition-related expenses of $331,000 compared to $81,000 in the linked quarter. The annualized non-interest expense ratio increased slightly to 1.97 percent of average assets from 1.92 percent in the linked quarter and 1.91 percent in the year-ago period.

●	The bank achieved an efficiency ratio of 48.00 percent, an improvement from 49.44 percent in the prior-year quarter.

●

The bank incurred a provision for credit losses of $1.50 million in the first quarter of 2023, which increased the period-end allowance for loan credit losses to $40.8 million, or 1.32 percent of total loans and 559.2 percent of nonperforming loans.

●	Nonperforming assets (“NPAs”) improved to 0.31 percent of total assets at period end, down 2 basis points during the quarter and down 20 basis points from the prior-year quarter.

●

The Company completed its acquisition effective April 1, 2023, of PSB Holding Corp. and its bank subsidiary, Provident State Bank, Inc., headquartered in Preston, Maryland, expanding its footprint in the Eastern Shore of Maryland and Delaware.

Results from Operations

Net interest income totaled $34.2 million in the first quarter of 2023, an increase of 15.7 percent from the prior-year first quarter, and a slight decrease of 0.5 percent from the linked quarter. NIM for the first quarter 2023 was 3.83 percent compared to 3.80 percent for the linked quarter and 3.61 percent for the prior-year quarter. Excluding the impact of accretion and amortization of fair value acquisition accounting adjustments, Summit’s net interest margin would have been 3.82 percent for the first quarter of 2023, 3.78 percent for the linked quarter and 3.57 percent for the prior-year quarter.

Noninterest income, consisting primarily of service fee income from community banking activities and trust and wealth management fees, for first quarter 2023 was $4.39 million compared to $4.87 million for the linked quarter and $4.55 million for the comparable period of 2022. The Company recorded realized securities losses on debt securities of $59,000 in the first quarter of 2023 and $24,000 in the linked quarter. In addition, the Company recognized net gains on equity investments of $45,000 in the first quarter 2023 compared to $280,000 in the linked quarter.

Mortgage origination revenue decreased to $171,000 in the first quarter of 2023 compared to $286,000 in the linked quarter and $339,000 for the year-ago period reflecting continuing negative impact of higher interest rates on demand for new mortgage loans.  Mortgage origination revenue included an increase in the fair value of mortgage servicing rights of $140,000 for the linked quarter.

Excluding gains and losses on debt securities and equity investments, noninterest income was $4.40 million for the first quarter of 2023 compared to $4.61 million for the fourth quarter of 2022 and $4.33 million in the first quarter of 2022.

Revenue from net interest income and noninterest income, excluding gains and losses on debt securities and equity investments, increased 13.9 percent from $33.9 million in the first quarter of 2022 and declined 1.0 percent to $38.6 million for first quarter 2023 compared to $39.0 million during the linked quarter.

Total noninterest expense increased to $19.4 million in the first quarter of 2023, up 2.9 percent from $18.8 million in the linked quarter and up 12.8 percent from $17.2 million for the prior-year first quarter.

Salary and benefit expenses of $10.8 million in the first quarter of 2023 increased from $10.5 million for the linked quarter and $9.70 million from the prior-year first quarter. This increase was primarily due to higher group health insurance premiums.

Acquisition-related expense were $331,000 for Q1 2023 compared to $81,000 for the linked quarter and $29,000 for Q1 2022.

Other expenses were very controlled at $2.97 million for Q1 2023 compared to $2.93 million for the linked quarter and $2.46 million in the year-ago period.

Summit’s efficiency ratio was 48.00 percent in the first quarter of 2023, down from 49.44 percent for the first quarter of 2022 and marginally higher compared to 46.40 percent in the linked quarter. Non-interest expense to average assets was 1.97 percent in first quarter of 2023 compared to 1.92 percent in the linked quarter and 1.91 percent in the year-ago quarter.

Balance Sheet

As of March 31, 2023, total assets were $4.0 billion, an increase of $60.7 million, or 1.6 percent since December 31, 2022.

Total loans net of unearned fees remained unchanged at $3.1 billion as of March 31, 2023, and December 31, 2022, and increased 8.7 percent from the first quarter of 2022. Excluding PPP and mortgage warehouse lending, total loans grew to $3.0 billion on March 31, 2023, up 2.1 percent (or 8.3 percent annualized) during the first quarter.

Total commercial loans, including commercial and industrial (C&I) and commercial real estate (CRE) but excluding PPP lending, remained at $2.0 billion on March 31, 2023, up 1.6 percent (6.3 percent annualized) during the first quarter.

Residential real estate and consumer lending totaled $613.5 million on March 31, 2023, up 4.6 percent (18.5 percent annualized) during the first quarter.

As of March 31, 2023, PPP balances were paid down to zero and mortgage warehouse lines of credit, sourced solely from a participation arrangement with a large regional bank, totaled $86.2 million compared to $130.4 million as of December 31, 2022, and $164.9 million at the year-ago period end.

Deposits totaled $3.3 billion on March 31, 2023, a 4.1 percent (or 16.4 percent annualized) increase during the first quarter. Core deposits increased 3.0 percent (11.8 percent annualized) during the first quarter 2023 to $3.2 billion.  Interest bearing checking deposits grew $142.7 million or 8.2 percent during the quarter and was partially offset by $16.2 million or 5.5 percent decrease in core time deposits.  Adjusted uninsured deposits (excluding uninsured public deposits otherwise secured or collateralized as required by law) were 29.3 percent of total deposits at March 31, 2023 compared to 29.8 percent at year-end 2022 and 24.8 percent at the year-ago period end.

Total shareholders’ equity was $369.5 million as of March 31, 2023, compared to $354.5 million at December 31, 2022. Summit paid a quarterly common dividend of $0.20 per share in the first quarter of 2023.

During the first quarter 2023, TBVPS increased $1.20 to $22.90. TBVPS was negatively impacted by unrealized net losses on interest rate caps and swaps held as hedges against higher interest rates totaling $0.32 per common share (net of deferred income taxes) recorded in OCI.  However, these losses were more than offset by unrealized net gains on AFS debt securities of $0.59 per common share (net of deferred income taxes), also recorded in OCI, in the same period.

Summit had 12,786,404 outstanding common shares at March 31, 2023, compared to 12,783,646 at year-end 2022.

As announced in the first quarter of 2020, the Board of Directors authorized the open market repurchase of up to 750,000 shares of the issued and outstanding shares of Summit's common stock, of which 323,577 shares have been repurchased to date. The timing and quantity of stock purchases under this repurchase plan are at the discretion of management. During the first quarter of 2023, no shares of Summit’s common stock were repurchased under the Plan.

Asset Quality

The Company recorded net loan recoveries of $63,000 during first quarter 2023 compared to net loan charge-offs (“NCOs”) of $1,000 in the fourth quarter of 2022. NCOs of $509,000 represented 0.07 percent of average loans annualized in the year-ago period.

Summit recorded a $1.50 million provision for credit losses in the first quarter of 2023, reflecting reserve build to support the Company’s loan growth and increasing forecasted economic uncertainty. The provision for credit losses was $1.50 million for the linked quarter and $1.95 million in the first quarter of 2022.

Summit’s allowance for loan credit losses was $40.8 million on March 31, 2023, $38.9 million at the end of the linked quarter, and $32.6 million on March 31, 2022.

The allowance for loan credit losses stood at 1.32 percent of total loans at March 31, 2023 compared to 1.26 percent at December 31, 2022. The allowance was 559.2 percent of nonperforming loans at March 31, 2023, compared to 497.2 percent at year-end 2022.

Summit’s allowance for credit losses on unfunded loan commitments was $6.57 million as of March 31, 2023, compared to $6.95 million at the end of the linked quarter. The allowance for credit losses on unfunded loan commitments decreased $375,000 during the most recent quarter, principally as a result of a change in the mix of unfunded commitments. Construction loan commitments, which on average have a higher historical loss ratio than do other loans, decreased, while commercial unfunded lines of credit, which carry a lower loss factor and lower utilization rates, increased.

As of March 31, 2023, nonperforming assets (“NPAs”), consisting of nonperforming loans, foreclosed properties, and repossessed assets, totaled $12.4 million, or 0.31 percent of assets, compared to NPAs of $12.9 million, or 0.33 percent of assets at year-end 2022.

About the Company

Summit Financial Group, Inc. is the $4.0 billion financial holding company for Summit Community Bank, Inc. Its talented bankers serve commercial and individual clients throughout West Virginia, the Washington, D.C. metropolitan area, Virginia, Kentucky, Eastern Shore of Maryland and Delaware. Summit’s focus on in-market commercial lending and providing other business banking services in dynamic markets is designed to leverage its highly efficient operations and core deposits in strong legacy locations. Residential and consumer lending, trust and wealth management, and other retail financial services are offered through convenient digital and mobile banking platforms, including MySummitBank.com and 53 full-service branch locations. More information on Summit Financial Group, Inc. (NASDAQ: SMMF), headquartered in West Virginia’s Eastern Panhandle in Moorefield, is available at SummitFGI.com.

Non-GAAP Financial Measures

In addition to the results of operations presented in accordance with Generally Accepted Accounting Principles (GAAP), Summit’s management uses, and this press release contains or references, certain non-GAAP financial measures, such as tangible common equity/tangible assets; efficiency ratio; return on average tangible equity and return on average tangible common equity. Summit believes these financial measures provide information useful to investors in understanding our operational performance and business and performance trends which facilitate comparisons with the performance of others in the financial services industry. Although Summit believes that these non-GAAP financial measures enhance investors' understanding of Summit’s business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP.

Forward-Looking Statements

This press release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Act of 1995) that are based on current expectations that involve a number of risks and uncertainties. Words such as “expects”, “anticipates”, “believes”, “estimates” and other similar expressions or future or conditional verbs such as “will”, “should”, “would” and “could” are intended to identify such forward-looking statements.

Although we believe the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially. Factors that might cause such a difference include: the effect of the COVID-19 pandemic, including the negative impacts and disruptions on the communities we serve, and the domestic and global economy, which may have an adverse effect on our business; current and future economic and market conditions, including the effects of declines in housing prices, high unemployment rates, U.S. fiscal debt, budget and tax matters, geopolitical matters, and any slowdown in global economic growth; fiscal and monetary policies of the Federal Reserve; future provisions for credit losses on loans and debt securities; changes in nonperforming assets; changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; the successful integration of operations of our acquisitions; changes in banking laws and regulations; changes in tax laws; the impact of technological advances; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; and changes in the national and local economies. We undertake no obligation to revise these statements following the date of this press release.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)

Quarterly Performance Summary (unaudited) -- Q1 2023 vs Q1 2022

	For the Quarter Ended		Percent
Dollars in thousands	03/31/2023	03/31/2022	Change
Statements of Income
Interest income
Loans, including fees	$45,485	$30,224	50.5%
Securities	4,819	2,623	83.7%
Other	171	46	271.7%
Total interest income	50,475	32,893	53.5%
Interest expense
Deposits	14,000	1,727	710.7%
Borrowings	2,286	1,612	41.8%
Total interest expense	16,286	3,339	387.8%

Net interest income	34,189	29,554	15.7%
Provision for credit losses	1,500	1,950	-23.1%
Net interest income after provision for credit losses	32,689	27,604	18.4%

Noninterest income
Trust and wealth management fees	811	757	7.1%
Mortgage origination revenue	171	339	-49.6%
Service charges on deposit accounts	1,392	1,401	-0.6%
Bank card revenue	1,568	1,491	5.2%
Net gains on equity investments	45	372	-87.9%
Net realized losses on debt securities	(59)	(152)	-61.2%
Bank owned life insurance and annuity income	336	283	18.7%
Other income	122	54	125.9%
Total noninterest income	4,386	4,545	-3.5%
Noninterest expense
Salaries and employee benefits	10,807	9,700	11.4%
Net occupancy expense	1,333	1,242	7.3%
Equipment expense	2,030	1,843	10.1%
Professional fees	376	362	3.9%
Advertising and public relations	170	172	-1.2%
Amortization of intangibles	343	378	-9.3%
FDIC premiums	330	390	-15.4%
Bank card expense	696	714	-2.5%
Foreclosed properties expense, net of (gains)/losses	15	(90)	-116.7%
Acquisition-related expenses	331	29	1041.4%
Other expenses	2,968	2,459	20.7%
Total noninterest expense	19,399	17,199	12.8%
Income before income taxes	17,676	14,950	18.2%
Income tax expense	3,575	3,257	9.8%
Net income	14,101	11,693	20.6%
Preferred stock dividends	225	225	0.0%

Net income applicable to common shares	$13,876	$11,468	21.0%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)

Quarterly Performance Summary (unaudited) -- Q1 2023 vs Q1 2022

	For the Quarter Ended		Percent
	03/31/2023	03/31/2022	Change
Per Share Data
Earnings per common share
Basic	$1.09	$0.90	21.1%
Diluted	$1.08	$0.90	20.0%

Cash dividends per common share	$0.20	$0.18	11.1%
Common stock dividend payout ratio	18.1%	19.7%	-8.1%

Average common shares outstanding
Basic	12,783,851	12,745,297	0.3%
Diluted	12,830,102	12,801,903	0.2%

Common shares outstanding at period end	12,786,404	12,753,094	0.3%

Performance Ratios
Return on average equity	15.55%	14.20%	9.5%
Return on average tangible equity (C)(E)	19.10%	18.02%	6.0%
Return on average tangible common equity (D)(E)	20.10%	18.74%	7.3%
Return on average assets	1.43%	1.30%	10.0%
Net interest margin (A)	3.83%	3.61%	6.1%
Efficiency ratio (B)	48.00%	49.44%	-2.9%

NOTES

(A) - Presented on a tax-equivalent basis assuming a federal tax rate of 21%.

(B) - Computed on a tax equivalent basis excluding acquisition-related expenses, gains/losses on sales of assets, write-downs of OREO properties to fair value and amortization of intangibles.

(C) - Return on average tangible equity = (Net income + Amortization of intangibles [after-tax]) / (Average shareholders' equity - Average intangible assets).

(D) - Return on average tangible common equity = (Net income + Amortization of intangibles [after-tax]) / (Average common shareholders' equity - Average intangible assets).

(E) - See Non-GAAP Financial Measures for additional information relating to the calculation of this item.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Five Quarter Performance Summary (unaudited)

	For the Quarter Ended
Dollars in thousands	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022
Statements of Income
Interest income
Loans, including fees	$45,485	$43,589	$38,784	$32,766	$30,224
Securities	4,819	4,181	3,497	2,752	2,623
Other	171	70	170	45	46
Total interest income	50,475	47,840	42,451	35,563	32,893
Interest expense
Deposits	14,000	10,194	6,140	2,622	1,727
Borrowings	2,286	3,293	2,198	1,976	1,612
Total interest expense	16,286	13,487	8,338	4,598	3,339

Net interest income	34,189	34,353	34,113	30,965	29,554
Provision for credit losses	1,500	1,500	1,500	2,000	1,950
Net interest income after provision for credit losses	32,689	32,853	32,613	28,965	27,604

Noninterest income
Trust and wealth management fees	811	750	725	745	757
Mortgage origination revenue	171	286	538	317	339
Service charges on deposit accounts	1,392	1,526	1,550	1,674	1,401
Bank card revenue	1,568	1,513	1,639	1,618	1,491
Net gains/(losses) on equity investments	45	280	283	(669)	372
Net realized losses on debt securities	(59)	(24)	(242)	(289)	(152)
Bank owned life insurance and annuity income	336	367	229	331	283
Other income	122	167	165	129	54
Total noninterest income	4,386	4,865	4,887	3,856	4,545
Noninterest expense
Salaries and employee benefits	10,807	10,532	10,189	10,030	9,700
Net occupancy expense	1,333	1,328	1,301	1,258	1,242
Equipment expense	2,030	1,769	1,851	1,791	1,843
Professional fees	376	386	372	507	362
Advertising and public relations	170	280	276	165	172
Amortization of intangibles	343	351	354	355	378
FDIC premiums	330	352	292	190	390
Bank card expense	696	679	726	810	714
Foreclosed properties expense, net of (gains)/losses	15	159	26	141	(90)
Acquisition-related expenses	331	81	—	4	29
Other expenses	2,968	2,932	3,834	2,358	2,459
Total noninterest expense	19,399	18,849	19,221	17,609	17,199
Income before income taxes	17,676	18,869	18,279	15,212	14,950
Income tax expense	3,575	3,783	3,856	3,198	3,257
Net income	14,101	15,086	14,423	12,014	11,693
Preferred stock dividends	225	225	225	225	225

Net income applicable to common shares	$13,876	$14,861	$14,198	$11,789	$11,468

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Five Quarter Performance Summary (unaudited)

	For the Quarter Ended
	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022
Per Share Data
Earnings per common share
Basic	$1.09	$1.16	$1.11	$0.92	$0.90
Diluted	$1.08	$1.16	$1.11	$0.92	$0.90

Cash dividends per common share	$0.20	$0.20	$0.20	$0.18	$0.18
Common stock dividend payout ratio	18.1%	16.9%	17.7%	19.1%	19.7%

Average common shares outstanding
Basic	12,783,851	12,775,703	12,766,473	12,754,724	12,745,297
Diluted	12,830,102	12,837,637	12,835,670	12,810,174	12,801,903

Common shares outstanding at period end	12,786,404	12,783,646	12,774,645	12,763,422	12,753,094

Performance Ratios
Return on average equity	15.55%	17.50%	17.05%	14.48%	14.20%
Return on average tangible equity (C)(E)	19.10%	21.75%	21.33%	18.28%	18.02%
Return on average tangible common equity (D)(E)	20.10%	22.96%	22.20%	19.00%	18.74%
Return on average assets	1.43%	1.54%	1.51%	1.30%	1.30%
Net interest margin (A)	3.83%	3.80%	3.84%	3.66%	3.61%
Efficiency ratio (B)	48.00%	46.40%	47.95%	47.45%	49.44%

NOTES

(A) - Presented on a tax-equivalent basis assuming a federal tax rate of 21%.

(B) - Computed on a tax equivalent basis excluding acquisition-related expenses, gains/losses on sales of assets, write-downs of OREO properties to fair value and amortization of intangibles.

(C) - Return on average tangible equity = (Net income + Amortization of intangibles [after-tax]) / (Average shareholders' equity - Average intangible assets).

(D) - Return on average tangible common equity = (Net income + Amortization of intangibles [after-tax]) / (Average common shareholders' equity - Average intangible assets).

(E) - See Non-GAAP Financial Measures for additional information relating to the calculation of this item.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Selected Balance Sheet Data (unaudited)

Dollars in thousands, except per share amounts	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022

Assets
Cash and due from banks	$16,488	$16,469	$16,141	$17,921	$18,404
Interest bearing deposits other banks	54,328	28,248	29,510	31,680	42,853
Debt securities, available for sale	431,933	405,201	383,965	368,049	374,855
Debt securities, held to maturity	95,682	96,163	96,640	97,116	97,589
Equity investments	29,867	29,494	20,314	19,905	20,574
Other investments	12,696	16,029	18,105	18,329	10,974
Loans, net	3,059,099	3,043,919	3,038,377	2,941,813	2,817,998
Property held for sale	5,128	5,067	5,193	5,319	6,900
Premises and equipment, net	54,491	53,981	54,628	55,034	55,713
Goodwill and other intangible assets	61,807	62,150	62,502	62,856	63,212
Cash surrender value of life insurance policies and annuities	72,019	71,640	71,216	71,073	70,825
Derivative financial instruments	34,758	40,506	42,179	31,452	24,455
Other assets	49,111	47,825	48,529	42,252	39,339
Total assets	$3,977,407	$3,916,692	$3,887,299	$3,762,799	$3,643,691

Liabilities and Shareholders' Equity
Deposits	$3,299,846	$3,169,879	$3,108,072	$2,975,304	$3,008,063
Short-term borrowings	140,150	225,999	273,148	291,447	140,146
Long-term borrowings and subordinated debentures, net	123,660	123,543	123,427	123,311	123,260
Other liabilities	44,205	42,741	40,978	38,846	41,756
Total liabilities	3,607,861	3,562,162	3,545,625	3,428,908	3,313,225
Preferred stock and related surplus	14,920	14,920	14,920	14,920	14,920
Common stock and related surplus	90,939	90,696	90,345	90,008	89,675
Retained earnings	271,712	260,393	248,084	236,438	226,944
Accumulated other comprehensive income (loss)	(8,025)	(11,479)	(11,675)	(7,475)	(1,073)
Total shareholders' equity	369,546	354,530	341,674	333,891	330,466
Total liabilities and shareholders' equity	$3,977,407	$3,916,692	$3,887,299	$3,762,799	$3,643,691

Book value per common share	$27.73	$26.57	$25.58	$24.99	$24.74
Tangible book value per common share (A)(C)	$22.90	$21.70	$20.69	$20.07	$19.79
Tangible common equity to tangible assets (B)(C)	7.5%	7.2%	6.9%	6.9%	7.0%

NOTES

(A) - Tangible book value per share = (Common stock and related surplus plus Retained earnings plus Accumulated other comprehensive income/loss - Intangible assets) / Common shares outstanding.

(B) - Tangible common equity to tangible assets = (Common stock and related surplus plus Retained earnings plus Accumulated other comprehensive income/loss - Intangible assets) / (Total assets - Intangible assets).

(C) - See Non-GAAP Financial Measures for additional information relating to the calculaton of this item.

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Loan Composition (unaudited)

Dollars in thousands	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022

Commercial	$498,268	$501,844	$512,771	$455,202	$447,482
Mortgage warehouse lines	86,240	130,390	194,740	171,399	164,895
Commercial real estate
Owner occupied	469,560	467,050	473,298	502,152	491,059
Non-owner occupied	1,036,358	1,004,368	960,627	963,646	910,174
Construction and development
Land and development	102,351	106,362	104,437	106,840	103,203
Construction	290,556	282,935	248,564	211,955	171,383
Residential real estate
Conventional	395,312	386,874	382,203	377,980	375,240
Jumbo	111,475	92,103	87,449	79,803	81,443
Home equity	70,167	71,986	72,756	71,136	70,770
Consumer	36,531	35,372	35,116	33,816	32,095
Other	3,117	3,534	3,166	2,947	2,877
Total loans, net of unearned fees	3,099,935	3,082,818	3,075,127	2,976,876	2,850,621
Less allowance for loan credit losses	40,836	38,899	36,750	35,063	32,623
Loans, net	$3,059,099	$3,043,919	$3,038,377	$2,941,813	$2,817,998

Unfunded loan commitments	$907,757	$925,657	$889,854	$876,157	$840,705

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Deposit Composition (unaudited)

Dollars in thousands	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022
Core deposits
Non interest bearing checking	$552,716	$553,616	$619,067	$600,791	$629,002
Interest bearing checking	1,886,011	1,743,299	1,475,643	1,238,368	1,134,964
Savings	462,631	496,751	582,922	645,099	702,069
Time deposits	278,410	294,630	338,668	386,562	427,076
Total core deposits	3,179,768	3,088,296	3,016,300	2,870,820	2,893,111

Brokered deposits	71,451	32,790	32,778	32,767	32,755
Other non-core time deposits	48,627	48,793	58,994	71,717	82,197
Total deposits	$3,299,846	$3,169,879	$3,108,072	$2,975,304	$3,008,063

Estimated uninsured deposits (A)	$966,175	$946,188	$757,038	$762,466	$744,686

(A) - Excludes uninsured public funds otherwise secured or collateralized as required by law

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Regulatory Capital Ratios (unaudited)

	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022
Summit Financial Group, Inc.
CET1 Risk-based Capital	8.9%	8.6%	8.2%	8.2%	8.3%
Tier 1 Risk-based Capital	9.8%	9.5%	9.2%	9.2%	9.3%
Total Risk Based Capital	14.0%	13.5%	13.1%	13.3%	13.5%
Tier 1 Leverage	8.7%	8.5%	8.4%	8.4%	8.4%

Summit Community Bank, Inc.
CET1 Risk-based Capital	11.9%	11.6%	11.3%	11.4%	11.6%
Tier 1 Risk-based Capital	11.9%	11.6%	11.3%	11.4%	11.6%
Total Risk Based Capital	13.1%	12.6%	12.2%	12.4%	12.5%
Tier 1 Leverage	10.6%	10.4%	10.3%	10.4%	10.5%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Asset Quality Information (unaudited)

	For the Quarter Ended
Dollars in thousands	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022

Gross loan charge-offs	$164	$250	$265	$306	$618
Gross loan recoveries	(227)	(249)	(257)	(147)	(109)
Net loan charge-offs	$(63)	$1	$8	$159	$509

Net loan charge-offs to average loans (annualized)	-0.01%	0.00%	0.00%	0.02%	0.07%

Allowance for loan credit losses	$40,836	$38,899	$36,750	$35,063	$32,623
Allowance for loan credit losses as a percentage of period end loans	1.32%	1.26%	1.19%	1.18%	1.14%
Allowance for credit losses on unfunded loan commitments ("ULC'")	$6,572	$6,947	$7,597	$7,792	$8,392
Allowance for credit losses on ULC as a percentage of period end ULC	0.72%	0.75%	0.85%	0.89%	1.00%

Nonperforming assets:
Nonperforming loans
Commercial	$402	$93	$347	$345	$433
Commercial real estate	1,700	1,750	1,860	2,703	4,765
Residential construction and development	813	851	902	1,053	968
Residential real estate	4,322	5,117	6,083	6,799	5,549
Consumer	65	12	8	37	20
Total nonperforming loans	7,302	7,823	9,200	10,937	11,735
Foreclosed properties
Commercial real estate	297	297	297	440	1,251
Commercial construction and development	2,187	2,187	2,332	2,332	2,332
Residential construction and development	2,293	2,293	2,293	2,293	3,018
Residential real estate	351	290	271	254	299
Total foreclosed properties	5,128	5,067	5,193	5,319	6,900
Other repossessed assets	—	—	—	—	—
Total nonperforming assets	$12,430	$12,890	$14,393	$16,256	$18,635

Nonperforming loans to period end loans	0.24%	0.25%	0.30%	0.37%	0.41%
Nonperforming assets to period end assets	0.31%	0.33%	0.37%	0.43%	0.51%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Loans Past Due 30-89 Days (unaudited)

Dollars in thousands	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022

Commercial	$463	$3,168	$1,329	$989	$388
Commercial real estate	1,000	641	1,550	4,084	1,446
Construction and development	3,459	317	236	821	645
Residential real estate	2,311	6,231	2,824	3,452	3,407
Consumer	252	253	216	196	69
Other	13	22	4	14	28
Total	$7,498	$10,632	$6,159	$9,556	$5,983

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)

Average Balance Sheet, Interest Earnings & Expenses and Average Rates

Q1 2023 vs Q4 2022 vs Q1 2022 (unaudited)

	Q1 2023			Q4 2022			Q1 2022
	Average	Earnings/	Yield/	Average	Earnings /	Yield /	Average	Earnings /	Yield /
Dollars in thousands	Balances	Expense	Rate	Balances	Expense	Rate	Balances	Expense	Rate

ASSETS
Interest earning assets
Loans, net of unearned interest (1)
Taxable	$3,087,068	$45,421	5.97%	$3,100,595	$43,549	5.57%	$2,771,842	$30,178	4.42%
Tax-exempt (2)	6,086	81	5.40%	4,525	52	4.56%	5,369	58	4.38%
Securities
Taxable	314,004	3,412	4.41%	280,114	2,747	3.89%	320,170	1,657	2.10%
Tax-exempt (2)	216,430	1,781	3.34%	219,245	1,813	3.28%	180,473	1,223	2.75%
Interest bearing deposits other banks and Federal funds sold	34,330	171	2.02%	25,785	70	1.08%	72,883	46	0.26%
Total interest earning assets	3,657,918	50,866	5.64%	3,630,264	48,231	5.27%	3,350,737	33,162	4.01%

Noninterest earning assets
Cash & due from banks	17,387			16,892			19,226
Premises & equipment	54,112			54,431			56,043
Intangible assets	62,024			62,336			63,429
Other assets	190,533			191,926			142,719
Allowance for loan credit losses	(39,507)			(37,377)			(32,462)
Total assets	$3,942,467			$3,918,472			$3,599,692

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
Interest bearing liabilities
Interest bearing demand deposits	$1,819,505	$10,796	2.41%	$1,615,275	$7,848	1.93%	$1,135,068	$465	0.17%
Savings deposits	480,207	1,917	1.62%	529,039	1,651	1.24%	700,115	573	0.33%
Time deposits	389,252	1,287	1.34%	399,101	695	0.69%	542,360	689	0.52%
Short-term borrowings	166,365	824	2.01%	276,823	1,868	2.68%	140,230	373	1.08%
Long-term borrowings and subordinated debentures	123,599	1,462	4.80%	123,488	1,425	4.58%	123,203	1,239	4.08%
Total interest bearing liabilities	2,978,928	16,286	2.22%	2,943,726	13,487	1.82%	2,640,976	3,339	0.51%

Noninterest bearing liabilities
Demand deposits	557,209			586,617			586,903
Other liabilities	43,508			43,378			42,493
Total liabilities	3,579,645			3,573,721			3,270,372

Shareholders' equity - preferred	14,920			14,920			14,921
Shareholders' equity - common	347,902			329,831			314,399
Total liabilities and shareholders' equity	$3,942,467			$3,918,472			$3,599,692

NET INTEREST EARNINGS		$34,580			$34,744			$29,823

NET INTEREST MARGIN			3.83%			3.80%			3.61%
(1) For purposes of this table, nonaccrual loans are included in average loan balances.

(2) Interest income on tax-exempt securities and loans has been adjusted assuming a Federal tax rate of 21% for all periods presented. The tax equivalent adjustment resulted in an increase in interest income of $391,000, $391,000 and $269,000 for Q1 2023, Q4 2022 and Q1 2022, respectively.